POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Harrison Meyer, Gerrie Lenn Boonstra, Jake Dalaya and Layla Collins, as representatives of Capital Bancorp, Inc, Kellyn Wolber and Connie Egan as consultants to Capital Bancorp, Inc., Brittany McIntosh, Esq., Richard E. Davis, Esq., Mary Campbell, Paralegal, and Cynthia A. Hall, Administrative Assistant, as representatives of Nelson Mullins Riley & Scarborough LLP ("NMRS"), as the undersigned's true and lawful attorneys-in-fact for the following limited purposes:

1. execute for and on behalf of the undersigned, in the undersigned's individual capacity, a Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act");

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute a Form ID (if necessary) and any Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any and all other actions of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Capital Bancorp Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on July 13, 2026.

Signature:

James Como

Notary Signature & Seal to be Placed Here:

ANGELINA SALAS
Notary Public - State of Maryland
Montgomery County
My Commission Expires Jun 30, 2027